    As filed with the Securities and Exchange Commission on January 11, 2000
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ---------------
                              E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)
                Delaware                               94-2844166
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)
                                ---------------
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              Christos M. Cotsakos
                      Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                    Copy to:
                               Curtis L. Mo, Esq.
                             Michael C. Doran, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                 2200 Geng Road
                          Palo Alto, California 94303
                                 (650) 424-0160
                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

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                                                              Proposed Maximum
                                             Proposed Maximum    Aggregate      Amount of
    Title of Each Class of      Amount to be  Offering Price      Offering     Registration
  Securities to be Registered    Registered    Per Share(1)       Price(1)         Fee
-------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 share.........................  3,869,666        $26.25      $101,578,732.50   $26,816.79
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(1) The price of $26.25 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on January 5, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).
                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this preliminary prospectus is not complete and  +
+may be changed. These securities may not be sold until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus is not an offer to sell nor does it seek to offer to buy +
+these securities in any jurisdiction where the offer or sale is not           +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JANUARY 11, 2000

PRELIMINARY PROSPECTUS

                                3,869,666 Shares

                              E*TRADE GROUP, INC.

                                  Common Stock

  This Prospectus relates to the public offering, which is not being underwritten, of 3,869,666 shares of our Common Stock, which is held by some of our current stockholders.

  The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

  Our Common Stock is quoted on the Nasdaq National Market under the symbol "EGRP." On January 5, 2000, the average of the high and low price for the Common Stock was $26.25.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.



                    The date of this Prospectus is

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

   E*TRADE Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

   E*TRADE Group has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

  1. E*TRADE Group's Annual Report on Form 10-K for the year ended September 30, 1999, filed on October 22, 1999.

  2. Definitive Proxy Statement, dated November 29, 1999, filed on November 29, 1999 in connection with E*TRADE Group's Annual Meeting of Shareowners held on December 21, 1999;

  3. Definitive Additional Materials, dated December 1, 1999, filed on December 1, 1999 in connection with E*TRADE Group's Annual Meeting of Shareowners held on December 21, 1999

  4. The description of E*TRADE Group's Common Stock, $0.01 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description; and

  5. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

   Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. E*TRADE Group will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is (650) 331-6000.

                                  THE COMPANY

   The principal executive offices of E*TRADE Group are located at 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                              PLAN OF DISTRIBUTION

   E*TRADE Group, Inc. (the "Company") is registering all 3,869,666 shares of Common Stock, par value of $0.01 per share (the "Shares"), on behalf of certain selling stockholders. The Company will receive no proceeds from this offering. The Shares may be offered by certain selling stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares (the "Selling Stockholders"). All of the Shares were originally issued by the Company in connection with the acquisition of all of the outstanding shares of E*TRADE U.K. (Holdings) Limited, an United Kingdom corporation ("E*TRADE U.K."), whereby E*TRADE U.K. became a wholly-owned subsidiary of the Company (the "Acquisition"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) and Regulation S thereof. The Shares are being registered by the Company pursuant to the Offer Document, dated December 8, 1999 by the Company and addressed to each of the securityholders of E*TRADE U.K. (the "Offer Document").

   The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;
(c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

   In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

   Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

   In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders. The Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby The Company assumes no obligation to so deliver copies of this Prospectus or any related Prospectus Supplement.

   At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

   Each Selling Stockholder will be responsible for any fees, disbursements and expenses of any counsel for the Selling Stockholders. All other expenses incurred in connection with the registration of the Shares, including SEC registration fees, printer's and accounting fees and the fees, disbursements and expenses of counsel for the Company will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

   The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or December 21, 2000. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                              SELLING STOCKHOLDERS

   The following table sets forth the number of shares of Common Stock owned by each of the Selling Stockholders. Except for the fact that E*TRADE U.K. held a license from the Company to use its trademarks and technology, and the fact that the Company held a minority interest in E*TRADE U.K prior to E*TRADE U.K. becoming a wholly-owned subsidiary of the Company as of December 21, 1999, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of Common Stock of the Company. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below.

                                                               Number of Shares
                                             Number of Shares   Registered for
Name of Selling Stockholder                 Beneficially Owned  Sale Hereby(1)
---------------------------                 ------------------ ----------------
Jack Lang..................................       273,885           273,885
Raymond Anderson...........................       120,125           120,125
TTP Limited................................        80,083            80,083
Anthony Patrick Shearer....................        66,735            66,735
Peter Wynn.................................        48,050            48,050
Margaret Wynn..............................        48,050            48,050
Peter Dawe.................................        40,842            40,842
Sir Kenneth Warren.........................        32,674            32,674
Michael John Marshall......................       151,357           151,357
Martin Kirk Jackson........................        16,016            16,016
Andrew Hopper..............................        16,016            16,016
ARC Partners Pension Scheme................        16,016            16,016
ARC Partners Limited.......................        15,499            15,499
Tomas Carruthers...........................        14,415            14,415
Richard Alan Lines.........................        11,532            11,532
John B.H. Jackson..........................         9,610             9,610
David Robinson.............................         4,805             4,805
Nicholas Ellis.............................         4,805             4,805
Prelude Technology Limited.................         3,844             3,844
Lady Elizabeth Warren......................         3,363             3,363
John Constable.............................         2,522             2,522
Gavin Don..................................         2,402             2,402
Andrew Harter..............................         1,922             1,922
Alan Jones.................................         1,201             1,201
Dr. Ing Francesco Stajano..................           961               961
Alan Chaney................................           800               800
Harold F. Syfrig...........................           401               401
Sibyl Marshal..............................         2,883             2,883
Anthony D.C.W. Marshall....................           961               961
M.J. Marshall Charity Settlement...........         5,776             5,776
Air League Educational Trust...............         2,402             2,402
Providence Investment Company Limited......     2,869,723         2,869,723
                                                ---------         ---------
  TOTAL....................................     3,869,666         3,869,666
                                                =========         =========

--------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                 LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

   The annual consolidated financial statements of E*TRADE Group, Inc. and its subsidiaries incorporated in this Prospectus by reference from E*TRADE Group, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

     SEC Registration fee.............................................. $26,817
     Legal fees and expenses...........................................  15,000
     Accounting fees and expenses......................................   5,000
     Printing fees.....................................................   5,000
     Transfer agent fees...............................................   5,000
     Miscellaneous fees and expenses...................................  20,000
                                                                        -------
       Total........................................................... $76,817
                                                                        =======

Item 15. Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   Article 5 of the Restated Bylaws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

Item 16. Exhibits

    5.1 Opinion of Brobeck, Phleger & Harrison LLP.
   23.1 Consent of Deloitte & Touche LLP, independent auditors.

   23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
   24.1 Power of Attorney (included on page II-3 of this Registration
        Statement).

Item 17. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Menlo Park, State of California, on this 11th day of January, 2000.

                                          E*TRADE GROUP, INC.

                                                   /s/ Leonard C. Purkis
                                          By: _________________________________
                                                     Leonard C. Purkis
                                                 Administration, and Chief
                                                     Financial Officer
                                                 (Principal Financial and
                                                    Accounting Officer)

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard C. Purkis and Brigitte Van Baelen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Christos M. Cotsakos          Chairman of the Board,      January 11, 2000
______________________________________  Chief Executive Officer
         Christos M. Cotsakos           and Director (Principal
                                        Executive Officer)

        /s/ Kathy Levinson             President and Chief         January 11, 2000
______________________________________  Operating Officer
            Kathy Levinson              (Principal Executive
                                        Officer)

      /s/ Leonard C. Purkis            Executive Vice President,   January 11, 2000
______________________________________  Finance and
          Leonard C. Purkis             Administration, and Chief
                                        Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

      /s/ William A. Porter            Chairman Emeritus and       January 11, 2000
______________________________________  Director
          William A. Porter

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Richard S. Braddock           Director                    January 11, 2000
______________________________________
         Richard S. Braddock

        /s/ Masayoshi Son              Director                    January 11, 2000
______________________________________
            Masayoshi Son

       /s/ William E. Ford             Director                    January 11, 2000
______________________________________
           William E. Ford

        /s/ George Hayter              Director                    January 11, 2000
______________________________________
            George Hayter

       /s/ Lewis E. Randall            Director                    January 11, 2000
______________________________________
           Lewis E. Randall

       /s/ Lester C. Thurow            Director                    January 11, 2000
______________________________________
           Lester C. Thurow

        /s/ Peter Chernin              Director                    January 11, 2000
______________________________________
            Peter Chernin

                               INDEX TO EXHIBITS

 Exhibit
 Number  Exhibit Title
 ------- -------------
   5.1   Opinion of Brobeck, Phleger & Harrison LLP
  23.1   Consent of Deloitte & Touche LLP, independent auditors.
  23.2   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
         5.1 hereto)
  24.1   Power of Attorney (included on page II-3 of this Registration
         Statement)